UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2005

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Irvine Center Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2005, the Compensation Committee of the Board of Directors of Quest Software, Inc. approved changes to the amount of the annual fees payable to our non-employee directors in respect of their service on our Board of Directors and its committees.

Our non-employee directors will now receive an annual retainer of $30,000 for serving on the Board of Directors. In addition (a) the chairman of our Audit Committee will receive an additional $20,000 annual fee and each other member of the Audit Committee will receive an additional $10,000 annual fee; (b) the chairman of our Compensation Committee will receive an additional $10,000 annual fee and each other member of the Compensation Committee will receive an additional $5,000 annual fee; and (c) the chairman of our Nominating and Corporate Governance Committee will receive an additional $7,500 annual fee and each other member of the Nominating and Corporate Governance Committee will receive an additional $5,000 annual fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.
Date: September 21, 2005

	By:	/s/ J. MICHAEL VAUGHN
J. Michael Vaughn Vice President, General Counsel and Secretary